EXHIBIT 99.1

SPARTAN MOTORS, INC.
1000 REYNOLDS RD. CHARLOTTE, MI 48813 USA
TELEPHONE 517.543.6400 FACSIMILE 517.543.5403
WEB PAGE – WWW.SPARTANMOTORS.COM

FOR IMMEDIATE RELEASE

Spartan Motors Reports Solid Growth in Sales and Earnings
for the Third Quarter of 2010

CHARLOTTE, Mich., October 28, 2010 – Spartan Motors, Inc. (NASDAQ: SPAR) today reported improved sales and solid profitability for its 2010 third quarter.  The results also included the sale of the assets of its Road Rescue ambulance business for approximately $8 million.  Spartan’s third quarter performance was highlighted by increased sales of specialty vehicles and motorhome products, and substantially reduced operating expense as a percentage of sales compared to the same quarter of 2009.

Third quarter highlights:

  Net sales of $120.6 million (up 39.7 percent from Q3 2009 which did not include Utilimaster)
  Gross margin of 16.4 percent of sales (down from 18.8 percent in Q3 2009)
  Operating expenses of 11.9 percent of sales (down from 15.8 percent in Q3 2009)
  Net earnings from continuing operations of  $3.5 million (up 112.1 percent from Q3 2009)
  Cash balance of $16.7 million (up $6.5 million from Q2 2010)
  Debt of $15.3 million (down $5.0 million from Q2 2010)
  Consolidated backlog of $172.6 million (down from $205.7 million in Q2 2010)

“We are pleased with our accomplishments in the quarter.  Our focus on creating compelling products and driving growth in profitable markets continues to serve us well.  Our profitable results were complemented by the sale of Road Rescue, which was completed well ahead of expectations.  The improvements made to our cost structure earlier in the year – while very difficult – contributed greatly to our performance in the quarter,” said John Sztykiel, President and CEO of Spartan Motors.  “Innovation is a core element of our culture, which continues to prove vital to our success at creating products for transforming markets and driving profitable market share.  Our progress is evident as we recently showcased our 2010 emergency-response cab and chassis at the Fire-Rescue International Conference (FRI) with a 2010 EPA-certified Cummins diesel engine.  In addition, the next-generation commercial vehicle and the N-Series gasoline chassis, generated through our new partnership with Isuzu, strategically position Spartan for significant long-term growth as we look to the delivery and service market.”

Continued Investment in Profitable Growth Opportunities

  Spartan Chassis remains committed to its emergency response chassis OEM base and end-users with continued investment in its product offerings.  This commitment includes the redesign of its three cab and chassis models to develop a solution that affords a more common architecture among its product offerings.  This approach results in greater opportunity for customization, while meeting all 2010 emission standards.
  Spartan Chassis received approval from Cummins on the installation of their 2010 EPA-certified 15-liter ISX diesel engine, which Spartan Chassis showcased at the FRI tradeshow.
  The next-generation commercial vehicle program continues to progress with vehicle durability testing and customer reviews started.  Production remains on track to begin in mid-2011 with initial shipments planned for the third quarter of 2011.

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Spartan Motors / Page 2 of 8

  The N-series chassis assembly continues on schedule as machinery, equipment and tooling have been ordered, installation of equipment in existing facilities has begun, and the process of hiring and training associates is in progress.
  The “Transformer,” Crimson Fire’s new offering, continues to gain momentum in the marketplace with numerous requests for regional configurations underway.
  Crimson Fire Aerial is relocating to a leased purpose-built aerial manufacturing plant that will improve efficiencies, reduce overall costs of production and provide incremental growth opportunity.
  Crimson Fire Aerial has entered the growing refurbishment business, to be performed in the new facility, and has already received contracts within this new niche.
  Achieving ISO certification for the defense and government segment of our business was a significant milestone this quarter as it positions Spartan to expand its portfolio of defense-related contracts.
  Motorhome sales show continued stability with sales in the quarter up 94 percent from the same quarter of 2009, and sequentially up 3 percent from the second quarter of 2010.

Sale of Road Rescue Operations

  Spartan fulfilled its commitment to exit the Road Rescue operations.  Substantially all the assets of Road Rescue were sold for approximately $8.0 million in cash, resulting in a small gain of approximately $0.5 million before tax, pending final purchase price adjustments for working capital.

Joe Nowicki, Chief Financial Officer, said: “We made solid progress on redefining our cost structure.  Our collective focus on cost containment and process improvement paid off as operating expense as a percent of sales fell from 15.8 percent to 11.9 percent year-over-year  Without the impact of restructuring charges, there was a 320 basis point drop over these same periods.  Cash balances were up almost $7 million from last quarter, while debt was down $5 million.  Our relentless efforts to enhance efficiencies, streamline operations, curb costs and strengthen our balance sheet have paved the way for delivering improved results in a challenging market.”

Financial Overview

  Consolidated net sales for the quarter were $120.6 million, up 39.7 percent from the same quarter last year due to increased sales of motorhomes and specialty vehicles and incremental revenues from delivery and service vehicles not present in 2009.  Specialty vehicle sales for the quarter were comprised of Iraqi Light Armored Vehicles (ILAV), Special Operations Command (SOCOM) units and drill rigs.
  Consolidated sales were also up sequentially by $4.9 million from second quarter of 2010, driven by service and delivery vehicle sales.
  Gross margin in the third quarter of 2010 fell to 16.4 percent of sales from the third quarter of 2009 due to a shift in mix toward lower margin products.
  Gross margin was up significantly compared to the second quarter of 2010, from 14.3 percent due to increased volumes at Utilimaster and improved efficiencies in the emergency response market.
  As a percent of revenues, operating expense fell from 15.8 percent in the third quarter of 2009 to 11.9 percent in the current quarter driven by restructuring efforts over the past year.
  Net earnings from continuing operations for the quarter increased $1.9 million or 112.1 percent from $1.6 million, or $0.05 per diluted share in the prior year’s third quarter to $3.5 million, or $0.11 per diluted share in the third quarter of 2010.
  Debt was reduced by $31.1 million from Dec. 31, 2009 to $15.3 million at Sept. 30, 2010.
  Consolidated backlog at Sept. 30, 2010 was $172.6 million, down from $205.7 million last quarter due to the overall economic climate and accelerated orders previously received and filled in advance of the 2010 engine emission change.

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Spartan Motors / Page 3 of 8

Sztykiel concluded:  “While there were a significant number of positive results posted in our third quarter, we remain cautious as we look forward given the continued uncertainty in the economic climate in North America.  Mounting budgetary pressure will continue to impact purchasing decisions at the government, municipal, business and personal levels.  Although these present challenges, which in some respect is reflected in the backlog, we have strategic and operational plans to deliver improved performance and visionary products that will serve the evolving specialty vehicle markets.”

Conference Call, Webcast and Roadcast™

Spartan Motors will host a conference call for analysts and portfolio managers at 10 a.m. ET today to discuss these results and current business trends.  To listen to a live webcast of the call, please visit www.spartanmotors.com, click on “Shareholders,” and then on “Webcasts.”

Spartan also will update the financial information on its Roadcast “digital roadshow” for investors.  To launch the Spartan Motors Roadcast, please visit www.spartanmotors.com and look for the “Virtual Road Show” link on the right side of the page.

About Spartan Motors

Spartan Motors, Inc. (www.spartanmotors.com) designs, engineers and manufactures specialty chassis, specialty vehicles and truck bodies and aftermarket parts for the outdoor recreation/RV, emergency-response, defense, government services, and delivery and service markets.  The Company’s brand names – Spartan™, Crimson Fire™, Crimson Fire Aerials™ and Utilimaster® – are known for quality, value, service and being the first to market with innovative products.  The Company employs approximately 1,600 at facilities in Michigan, Pennsylvania, South Dakota, Indiana and Texas.  Spartan reported sales of $430 million in 2009 and is focused on becoming a global leader in the manufacture of specialty vehicles and chassis.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations.  These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood.  Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationship with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business.   Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website.  All forward-looking statements in this release are qualified by this paragraph.  Investors should not place undue reliance on forward-looking statements as a prediction of actual results.  We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT: John Sztykiel, CEO, or Joseph Nowicki, CFO Spartan Motors, Inc. (517) 543-6400	Paula Droste Director of Investor Relations and Treasury Spartan Motors, Inc. (517) 543-6400 extension 3458 paula.droste@spartanmotors.com

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Spartan Motors / Page 4 of 8

Spartan Motors, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Three Months Ended September 30, 2010 and 2009

	September 30, 2010		September 30, 2009
	(Unaudited)		(Unaudited)
	$-000-	%	$-000-	%

Sales	120,572		86,306
Cost of products sold	100,802		69,885
Restructuring charges	-		223
Gross profit	19,770	16.4	16,198	18.8

Operating expenses:
Research and development	4,001	3.3	3,958	4.6
Selling, general and administrative	10,400	8.6	9,077	10.6
Restructuring charges	-	0.0	550	0.6
Total operating expenses	14,401	11.9	13,585	15.8

Operating income	5,369	4.5	2,613	3.0

Other income (expense):
Interest expense	(238)	(0.2)	(324)	(0.4)
Interest and other income	305	0.2	223	0.3
Total other income (expense)	67	0.0	(101)	(0.1)

Earnings before taxes	5,436	4.5	2,512	2.9

Taxes	1,952	1.6	869	1.0

Net earnings from continuing operations	3,484	2.9	1,643	1.9

Loss from discontinued operations (net of tax),
including gain on sale in 2010	(167)	(0.1)	(894)	(1.0)

Net earnings	3,317	2.8	749	0.9

Basic net earnings (loss) per share
Earnings from continuing operations
Loss from discontinued operations	$0.11		$0.05
	(0.01)		(0.03)
	$0.10		$0.02
Diluted net earnings (loss) per share
Earnings from continuing operations	$0.11		$0.05
Loss from discontinued operations	(0.01)		(0.03)
	$0.10		$0.02

Basic Weighted Average Common Shares Outstanding	33,056		32,914

Diluted Weighted Average Common Shares Outstanding	33,079		33,126

Spartan Motors / Page 5 of 8

Spartan Motors, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Nine Months Ended September 30, 2010 and 2009

	September 30, 2010		September 30, 2009
	(Unaudited)		(Unaudited)
	$-000-	%	$-000-	%

Sales	353,861		313,002
Cost of products sold	299,767		246,762
Restructuring charges	990		264
Gross profit	53,104	15.0	65,976	21.1

Operating expenses:
Research and development	12,943	3.7	12,753	4.1
Selling, general and administrative	32,990	9.3	32,432	10.4
Restructuring charges	1,006	0.3	556	0.2
Total operating expenses	46,939	13.3	45,741	14.7

Operating income	6,165	1.7	20,235	6.4

Other income (expense):
Interest expense	(812)	(0.2)	(973)	(0.3)
Interest and other income	238	0.1	549	0.2
Total other income (expense)	(574)	(0.1)	(424)	(0.1)

Earnings before taxes	5,591	1.6	19,811	6.3

Taxes	2,009	0.6	6,742	2.1

Net earnings from continuing operations	3,582	1.0	13,069	4.2

Loss from discontinued operations (net of tax),
including gain on sale in 2010	(2,872)	(0.8)	(884)	(0.3)

Net earnings	710	0.2	12,185	3.9

Basic net earnings (loss) per share
Earnings from continuing operations
Loss from discontinued operations	$0.11		$0.40
	(0.09)		(0.03)
	$0.02		$0.37
Diluted net earnings (loss) per share
Earnings from continuing operations	$0.11		$0.40
Loss from discontinued operations	(0.09)		(0.03)
	$0.02		$0.37

Basic Weighted Average Common Shares Outstanding	32,961		32,678

Diluted Weighted Average Common Shares Outstanding	33,043		32,892

Spartan Motors / Page 6 of 8

Spartan Motors, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)	(Unaudited)
	$-000-	$-000-

ASSETS
Current assets:
Cash and cash equivalents	$16,742	$18,475
Accounts receivable, net	49,976	44,974
Inventories	78,451	96,330
Deferred income tax assets	6,984	6,984
Income taxes receivable	2,966	4,212
Other current assets	3,566	3,223
Other current assets from discontinued operations	-	10,562
Total current assets	158,685	184,760

Property, plant and equipment, net	72,930	77,581
Goodwill and other intangible assets, net	29,441	29,895
Other assets	1,039	1,041
Total assets	$262,095	$293,277

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,218	$19,523
Accrued warranty	5,738	6,296
Accrued compensation and related taxes	3,873	5,410
Accrued vacation	1,750	1,783
Accrued customer rebates	1,542	1,324
Deposits from customers	5,063	11,571
Other current liabilities and accrued expenses	6,527	6,200
Current portion of long-term debt	10,109	11,146
Other current liabilities from discontinued operations	-	1,770
Total current liabilities	63,820	65,023

Other non-current liabilities	4,066	4,189
Long-term debt, less current portion	5,142	35,204
Deferred income tax liabilities	8,341	8,341

Shareholders' equity:
Common stock	332	329
Additional paid in capital	68,234	67,099
Retained earnings	112,160	113,092
Total shareholders' equity	180,726	180,520

Total liabilities and shareholders' equity	$262,095	$293,277

Spartan Motors / Page 7 of 8

Spartan Motors, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
Three and Nine Months Ended September 30, 2010
Unaudited

Three Months Ended September 30, 2010 (amounts in thousands of dollars) (1)

	Business Segments
	Specialty Vehicles	Delivery & Service Vehicles	Other	Consolidated

Fire Truck Chassis Sales	33,437			33,437
Fire Truck Body Sales	9,546			9,546
Motorhome Chassis Sales	21,526			21,526
Utilimaster Product Sales		27,616		27,616
Other Product Sales
Vehicles	8,336			8,336
Aftermarket Parts and Assemblies	20,111			20,111

Total Net Sales	92,956	27,616	-	120,572

Interest Expense (Income)	348	34	(114)	268
Depreciation and Amortization Expense	1,232	788	592	2,612
Net Earnings (Loss) from Continuing Operations	4,053	25	(594)	3,484

Nine Months Ended September 30, 2010 (amounts in thousands of dollars) (1)

	Business Segments
	Specialty Vehicles	Delivery & Service Vehicles	Other	Consolidated

Fire Truck Chassis Sales	110,325			110,325
Fire Truck Body Sales	36,573			36,573
Motorhome Chassis Sales	69,847			69,847
Utilimaster Product Sales		73,825		73,825
Other Product Sales
Vehicles	18,339			18,339
Aftermarket Parts and Assemblies	44,952			44,952

Total Net Sales	280,036	73,825	-	353,861

Interest Expense (Income)	1,051	101	(340)	812
Depreciation and Amortization Expense	3,705	2,642	1,780	8,127
Net Earnings (Loss) from Continuing Operations	8,356	(2,378)	(2,396)	3,582

(1) Amounts restated retrospectively for segment reclassification and new discontinued operations.

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Spartan Motors, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
Three and Nine Months Ended September 30, 2010
Unaudited
(Continued)

Period End Backlog (amounts in thousands of dollars)

	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

Fire Truck Chassis*	82,386	123,791	101,730	79,336	67,629
Fire Truck Bodies*	40,381	27,736	29,065	23,475	22,011
Motorhome Chassis *	9,589	20,022	16,731	13,048	13,049
Other Product *
Vehicles	4,214	16,970	15,396	14,276	12,514
Aftermarket Parts and Assemblies	8,725	11,467	7,864	32,311	18,375
Total Specialty Vehicles	145,295	199,986	170,786	162,446	133,578
Delivery and Service Vehicles *		34,059	35,146	43,292	38,989
Total Backlog (Continuing Operations)	145,295	234,045	205,932	205,738	172,567

* Anticipated time to fill backlog orders; 2 months or less for motorhome chassis, 5 months or less for Utilimaster and 6 months or less for fire truck and other products. Beginning in December 2009, Utilimaster was included in the backlog.